Exhibit 10.2

RF MICRO DEVICES, INC.

DIRECTOR COMPENSATION PLAN

(As Amended and Restated Effective August 16, 2012)

RF MICRO DEVICES, INC.
DIRECTOR COMPENSATION PLAN
(As Amended and Restated Effective August 16, 2012)

1.Purpose.
The purpose of the RF Micro Devices, Inc. Director Compensation Plan (the “Plan”) is to formally establish and document the terms of cash and equity compensation payable to non-employee members of the Board of Directors (the “Board” or the “Board of Directors”) of RF Micro Devices, Inc., a North Carolina corporation (the “Company”).
2.    Eligibility.
Each member of the Board who is not an employee of the Company or any of its subsidiaries (each, a “Director”) is eligible to receive compensation for services as a director under the Plan.
3.    Administration.
The Plan shall be administered by the Board unless the Board delegates all or part of its authority to administer the Plan to the Compensation Committee (the “Committee”) in a manner that is consistent with the Company’s Corporate Governance Guidelines, the Compensation Committee charter and applicable laws, rules and regulations (“Applicable Law”). Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as may otherwise be permitted under Rule 16b-3. In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required. For the purposes of the Plan, the term “Administrator” shall refer to the Board, and upon its delegation to the Committee of authority to administer the Plan, the Committee. The Administrator may also delegate to one or more officers or employees of the Company the authority to manage the record-keeping and other routine administrative duties under the Plan.
4.    Payment of Annual Fees.
The Board, after due consideration of any recommendation from the Committee, shall establish the annual retainer fees, committee chair fees and any additional cash fees to be paid to Directors for any Plan year (“Plan Year”). Such fees shall be referred to herein as the “Annual Fees.” A Plan Year shall coincide with the Company’s fiscal year unless the Board determines otherwise. Annual Fees shall be paid in cash quarterly on, or as close as practicable to, the first business day following the end of the fiscal quarter during which the Annual Fees were earned. Quarterly payments of Annual Fees shall be pro rated if a Director’s service on the Board terminates or commences during a fiscal quarter. The Board may modify the Annual Fees, or any component of such fees, at any time and from time to time, as reflected in an amendment to the Plan, by Board resolution or by other means. In addition, the Board may at any time and from time to time authorize the payment of additional fees for service on the Board (for instance, due to service on a special committee or for other extra service).
5.    Terms of Initial Equity Awards and Annual Equity Awards.

(a)    Types of Equity Awards; Applicable Stock Plans.
(i)    Each Director may be eligible to receive equity awards (“Equity Awards”) for shares of the Company’s common stock (the “Common Stock”) in the form of nonqualified stock options (“Options”) and/or restricted stock units (“RSUs”) as provided in the Plan and subject to the terms of the Company’s 2012 Stock Incentive Plan (the “2012 Plan”), the 2006 Directors Stock Option Plan (As Amended and Restated Effective May 7, 2009) (the “2006 Plan”), the 2003 Stock Incentive Plan, as amended through June 11, 2010 (the “2003 Plan”), and/or other applicable stock plan (each of the 2012 Plan, the 2003 Plan, the 2006 Plan and any other applicable stock plan(s) being also referred to herein as a “Stock Plan”). The terms of such Equity Awards shall be governed by the Plan, the applicable Stock Plan under which the Equity Award is granted and the related individual award agreement. An initial Equity Award (“Initial Award”) may be in the form of an initial stock option (an “Initial Option”) and/or an initial restricted stock unit award (an “Initial RSU”). An annual Equity Award (“Annual Award”) may be in the form of an annual stock option (an “Annual Option”) and/or an annual restricted stock unit award (an “Annual RSU”).
(ii)    For the purposes of the Plan, (A) Options shall be granted under the 2006 Plan prior to August 19, 2012, and under the 2012 Plan on and after August 20, 2012; and (B) RSUs shall be granted under the 2003 Plan prior to August 19, 2012, and under the 2012 Plan on and after August 20, 2012. Shares of Common Stock subject to Equity Awards shall only be issued under the applicable Stock Plan, and no shares shall be issued under this Plan.
(b)    Amount of Equity Awards. The Board, after due consideration of any recommendation from the Committee, shall establish the initial and annual amount or value of compensation to be paid to Directors for their service on the Board or any committee thereof or otherwise in the form of Equity Awards for shares of the Company’s Common Stock for any Plan Year. The “Total Value” of an Equity Award shall be the total dollar value assigned to the Equity Award pursuant to the terms of the Plan. The number of shares of Common Stock subject to an Equity Award shall be equal to that number that results by dividing the Total Value of such Equity Award by (i) the Black-Scholes value (as defined below) (in the case of Options) or (ii) the fair market value (as determined in accordance with the applicable Stock Plan, the “Fair Market Value”) of the Common Stock (in the case of RSUs), or similar methodology, as determined on or as close in time as practicable to the grant date of an Equity Award (the “Grant Date”) and in accordance with the terms of the Plan and applicable Stock Plan. For the purposes herein, the “Black-Scholes value” shall be the value as used for compensation expense valuation purposes in the Company’s financial statements. As of August 16, 2012, the Total Value of an Initial Award shall be $225,000. As of August 16, 2012, the Total Value of an Annual Award shall be $150,000 for all Directors other than the Chairman of the Board, and $180,000 for the Chairman. The Board, after due consideration of any recommendation from the Committee, may in the exercise of its discretion at any time and from time to time, modify the Total Value of an Initial Award or the Total Value of an Annual Award, otherwise modify, supplement or discontinue prospectively any Initial Award or Annual Award or provide for an additional Equity Award for service on the Board (for instance, due to service on a special committee or for other extra service), as reflected in an amendment to the Plan, by Board resolution or by other means.
(c)    Grant of Initial Options and Annual Options. Unless a Director makes an election to receive Initial RSUs or Annual RSUs as provided in Section 5(d) or Section 5(g) herein, each eligible Director shall be granted Initial Options or Annual Options as provided herein and under the applicable Stock Plan. If a Director makes a timely election to receive 50% of the Total Value of an Equity Award in the form of an Initial RSU, the remaining 50% of the Total Value of such Equity Award shall be in the form of an Initial Option, which shall be subject to all of the other terms applicable to Initial Options under the Plan and the applicable Stock Plan. If a Director makes a timely election to receive 50% of the Total Value of an Equity Award in the form of an Annual RSU, the remaining 50% of the Total Value of such Equity Award shall be in the form of an Annual Option, which shall be subject to all the other terms applicable to Annual Options under the Plan and the applicable Stock Plan If a Director makes a timely election to receive all of his Initial Award in the form of an Initial RSU, he will not also be granted an Initial Option. If a Director makes a timely election to receive all of his Annual Award in the form of an Annual RSU, he will not also be granted an Annual Option.
(d)    Elections Related to Initial Equity Awards; Grant of Initial Awards. Each Director who is first elected or appointed to the Board shall receive an Initial Option for such number of shares of Common Stock as shall have a Total Value equal to the Total Value of the Initial Award unless he makes a timely election to receive an Initial RSU with respect to all or 50% of the Total Value of the Initial Award. Such election must be in writing and must be made within such time period as may be determined by the Administrator prior to the Grant Date of the Initial Option, and such election shall (unless the Administrator determines otherwise) be irrevocable by the Director. If a Director makes a proper election to receive an Initial RSU in lieu of the grant of all of the Initial Option, the Director shall not also be granted an Initial Option. If a Director makes a proper election to receive an Initial RSU with respect to 50% of the Total Value an Initial Award, the Director shall receive an Initial Option for such number of shares of Common Stock as is determined by dividing fifty percent (50%) of the Total Value of the Initial Award by the Black-Scholes value of the Option, and an Initial RSU for such number of shares of Common Stock as is determined by dividing the remaining fifty percent (50%) of the Total Value of the Initial Award by the Fair Market Value of the Common Stock as determined in each case on or as close in time as practicable to the Grant Date. Such Initial Option shall be subject to all of the other terms applicable to Initial Options as provided in the Plan and applicable Stock Plan, except for the reduction in the number of shares subject to the Option. If the Director elects to receive all of his Initial Award in the form of an Initial RSU, the number of shares subject to the Initial RSU will be equal to the Total Value of the Initial Award divided by the Fair Market Value of the Common Stock as determined on or as close in time as practicable to the Grant Date. The Total Value of a Director’s Initial RSU plus the Total Value of the Director’s Initial Option shall be as close as practicable to, but may not exceed, the Total Value of the Initial Award.
(e)    Terms of Initial Options. An Initial Option shall be granted under, and subject to the terms of, the applicable Stock Plan and related option agreement. Without limiting the foregoing, unless the Administrator determines otherwise, the following terms shall apply:
(i)    The Grant Date shall be the fifth business day after the date of the annual meeting of shareholders as to those Directors who are first elected at an annual meeting of shareholders and the fifth business day after the date of election or appointment to the Board as to those Directors who are first elected or appointed to the Board other than at an annual meeting of shareholders. The term of an Initial Option (the “Option Period”) shall be 10 years from the Grant Date. The price per share of Common Stock at which an Initial Option may be exercised (the “Option Price”) shall be 100% of the Fair Market Value per share of the Common Stock on the Grant Date.
(ii)    An Initial Option shall vest with respect to one-third of the shares subject to the Initial Option on the Grant Date and shall vest with respect to the remaining two thirds of the shares subject to the Initial Option in two equal annual installments on each of the first and second anniversaries of the Grant Date, so that the Initial Option will be vested in full on the second anniversary of the Grant Date, provided that the Director remains in service on the Board on each such vesting date. An Initial Option shall vest in full upon a change of control (as defined under the applicable Stock Plan, a “Change of Control”) of the Company if and to the extent provided under the applicable Stock Plan and related award agreement.
(iii)    In the event that a Director terminates service as a member of the Board, (A) any Initial Option may be exercised only to the extent vested and exercisable on the date of the Director’s termination of service on the Board (the “Termination Date”) (unless the termination was for “Cause,” as defined in the applicable Stock Plan), and must be exercised, if at all, prior to the close of the Option Period, and (B) any Initial Option (or portion thereof) which has not vested and become exercisable as of the Director’s Termination Date shall terminate as of the Director’s Termination Date. If the services of a Director are terminated for Cause, his Initial Option (whether vested or unvested) shall lapse and no longer be exercisable as of his Termination Date.
(f)    Terms of Initial RSUs. An Initial RSU shall be granted under, and subject to the terms of, the applicable Stock Plan and related RSU award agreement. Without limiting the foregoing, unless the Administrator determines otherwise, the following terms shall apply:
(i)    The Grant Date of an Initial RSU shall be the fifth business day after the date of the annual meeting of shareholders as to those Directors who are first elected at an annual meeting of shareholders and the fifth business day after the date of election or appointment to the Board as to those Directors who are first elected or appointed to the Board other than at an annual meeting of shareholders.
(ii)    An Initial RSU shall vest with respect to one-third of the shares subject to the Initial RSU on the Grant Date and shall vest with respect to the remaining two thirds of the shares subject to the Initial RSU in two equal annual installments on each of the first and second anniversaries of the Grant Date, so that the Initial RSU will be vested in full on the second anniversary of the Grant Date, provided that the Director remains in service on the Board on each such vesting date. An Initial RSU shall vest in full upon a Change of Control of the Company if and to the extent provided in the applicable Stock Plan and related award agreement.
(iii)    Unless the Administrator determines otherwise, if the Director’s service as a member of the Board is terminated for any reason and all or part of his Initial RSU has not vested, the Initial RSU, to the extent not then vested, shall be forfeited immediately upon such termination and the Director shall have no further rights with respect thereto.
(g)    Elections Related to Annual Equity Grants; Grant of Annual Awards.
(i)    Each Director shall, provided that he continues to serve as a member of the Board on the Grant Date, receive an Annual Option for the Total Value of the Annual Award applicable to such Director unless he makes a timely election to receive an Annual RSU with respect to all or 50% of the Total Value of the Annual Award. Such election must be in writing and must be made within such time period as may be determined by the Administrator prior to the Grant Date of the Annual Option, and such election shall (unless the Administrator determines otherwise) be irrevocable by the Director. However, notwithstanding the foregoing, with respect to a new Director who is appointed or elected other than at an annual meeting of shareholders, the number of shares subject to the first Annual Option to be granted to such Director shall be reduced by 25% for each three-month period (or portion thereof) that the Director is not in office since the most recent annual meeting of shareholders held prior to such Director’s election or appointment. Further, a Director elected for the first time to the Board at an annual meeting of shareholders shall only receive an

Initial Option in connection with such election, and shall not also receive an Annual Option on the fifth business day following such meeting.
(ii)    If a Director makes a proper election to receive an Annual RSU with respect to all of the Total Value of an Annual Award, he shall not also be granted an Annual Option for that year. If a Director makes a proper election to receive an Annual RSU with respect to 50% of the Total Value of an Annual Award, the Director shall receive an Annual Option for such number of shares of Common Stock as is determined by dividing fifty percent (50%) of the Total Value of the Annual Award by the Black-Scholes value of the Option, and an Annual RSU for such number of shares of Common Stock as is determined by dividing the remaining fifty percent (50%) of the Total Value of the Annual Award by the Fair Market Value of the Common Stock, as determined in each case on or as close in time as practicable to the Grant Date. Such Annual Option shall be subject to all of the other terms applicable to Annual Options as provided in the Plan and applicable Stock Plan, except for the reduction in the number of shares subject to the Option. If the Director elects to receive all of his Annual Award in the form of an Annual RSU, the number of shares subject to the Annual RSU will be equal to the Total Value of the Annual Award divided by the Fair Market Value of the Common Stock as determined on or as close in time as practicable to the Grant Date. The Total Value of a Director’s Annual RSU plus the Total Value of the Director’s Annual Option shall be as close as practicable to, but may not exceed, the Total Value of the Annual Award.
(h)    Terms of Annual Options. An Annual Option shall be granted under, and subject to the terms of, the applicable Stock Plan and related option agreement. Without limiting the foregoing, unless the Administrator determines otherwise, the following terms shall apply:
(i)    The Grant Date shall be the date the fifth business day after the date of the annual or other shareholders meeting at which the Director is elected. The Option Period of an Annual Option shall be 10 years from the Grant Date. The Option Price of an Annual Option shall be 100% of the Fair Market Value per share of the Common Stock on the Grant Date.
(ii)    An Annual Option shall vest on the Grant Date, provided that the Director is in service as a member of the Board on such date.
(iii)    In the event that a Director terminates service as a member of the Board, (A) any Annual Option may be exercised only to the extent vested and exercisable on the Director’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the close of the Option Period, and (B) any Annual Option (or portion thereof) which has not vested and become exercisable as of the Director’s Termination Date shall terminate as of the Director’s Termination Date. If the services of a Director are terminated for Cause, his Annual Option (whether vested or unvested) shall lapse and no longer be exercisable as of his Termination Date.
(i)    Terms of Annual RSUs. An Annual RSU shall be granted under, and subject to the terms of, the applicable Stock Plan and related RSU award agreement. Without limiting the foregoing, unless the Administrator determines otherwise, the following terms shall apply:
(i)    The Grant Date shall be the fifth business day after the date of the annual or other shareholders meeting at which the Director is elected.
(ii)    An Annual RSU shall vest on the first anniversary of the Grant Date, subject to the continued service of the Director on the vesting date. An Annual RSU shall vest in full in the event of a Change of Control of the Company if and to the extent provided in the applicable Stock Plan and related award agreement.
(iii)    Unless the Administrator determines otherwise, if the Director’s service as a member of the Board is terminated for any reason and all or part of his Annual RSU has not vested, the Annual RSU, to the extent not then vested, shall be forfeited immediately upon such termination and the Director shall have no further rights with respect thereto.
6.    Terms of Supplemental Equity Awards.
(a)    General: In addition to the grant of Initial Equity Awards and Annual Equity Awards, the Administrator may from time to time approve the grant of supplemental Equity Awards (“Supplemental Equity Awards”) to one or more Directors. Supplemental Equity Awards may be in the form of supplemental Options (“Supplemental Options”) and/or supplemental RSUs (“Supplemental RSUs”). The grant of a Supplemental Equity Award at any one time does not create a right to any future grant of such awards. Supplemental Equity Awards may but are not required to be designed to augment the equity compensation provided to Directors in the form of Initial Awards and Annual Awards. In addition, the Administrator shall have discretion to grant Supplemental Equity Awards that are not intended to supplement Initial Equity Awards or Annual Equity Awards. Each Supplemental Equity Award shall be subject to such terms and conditions as may be established by the Administrator, or as may apply under the Plan, the applicable Stock Plan and the applicable award agreement. A Supplemental Equity Award may be based on a fixed dollar amount, a fixed number of shares of Common Stock, a fixed Black-Scholes value or such other valuation formula or factors as the Administrator determines in its discretion.
(b)    Form of Supplemental Equity Award: If and to the extent applicable, and unless the Administrator determines otherwise, the form of a Supplemental Equity Award (Supplemental Option, Supplemental RSU or a combination) shall be based on the election made by the Director with respect to the applicable Plan Year.
(c)    Terms of Supplemental Equity Awards: Unless the Administrator determines otherwise, if the Administrator grants a Supplemental Equity Award that is intended to supplement an Initial Equity Award, the Supplemental Equity Award shall have the same Grant Date, vesting, Option Price, Option Period and exercise (in the case of Supplemental Options) and other terms and conditions as the corresponding Initial Option and/or Initial RSU, as the case may be. Similarly, unless the Administrator determines otherwise, if the Administrator grants a Supplemental Equity Award that is intended to supplement an Annual Equity Award, the Supplemental Equity Award shall have the same Grant Date, vesting, Option Price, Option Period and exercise (in the case of Supplemental Options) and other terms and conditions as the corresponding Annual Option and/or Annual RSU, as the case may be.
7.    Plan Effective Date; Amendment and Termination.
The Plan shall be effective as of May 7, 2009, and shall continue until terminated by the Board. The Plan was amended and restated effective August 16, 2012. The Plan and any award may be amended, altered, suspended and/or terminated at any time by the Board; provided, that approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Law.
8.    No Right or Obligation of Continued Service.

Neither the Plan, the grant of a benefit under the Plan nor any other action related to the Plan shall confer upon any Director any right to continue in the service of the Company as a Director or to interfere in any way with the right of the Company or its shareholders to terminate the Director’s service at any time. Except as may be otherwise provided in the Plan, the applicable Stock Plan or related award agreement (or as may be otherwise determined by the Administrator), all rights of a Director with respect to benefits conferred under the Plan shall terminate immediately upon the Director’s termination of service as a Director.

9.    Restrictions on Benefits.
The Company may impose such restrictions on Equity Awards, shares of Common Stock, cash or any other benefits contemplated under the Plan as it may deem advisable, including without limitation restrictions that may apply under Applicable Law. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to provide any benefits or take any other action unless such action is in compliance with all Applicable Law.
10.    Compliance with Code Section 409A.
Notwithstanding any other provision in the Plan to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any benefit granted under the Plan, it is the general intention of the Company that the Plan and all such benefits shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such benefit shall, to the extent practicable, be construed in accordance therewith. Deferrals pursuant to a benefit otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without limiting the effect of the foregoing, Annual Fees and shares of Common Stock subject to an RSU (and other awards, if and to the extent required under Code Section 409A) shall, upon vesting of the award, be distributed to the Director (or his beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Director’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A. In addition, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any benefit, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or benefit, as applicable. Further, in the event that the Plan or any benefit shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.
11.    General Provisions.
(a)    Unfunded Plan; No Effect on Other Plans:
(i)    The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by benefits conferred under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Director or other person. Neither a Director nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company, including, without limitation, any specific funds, assets or other property which the Company, in its discretion, may set aside in anticipation of a liability under the Plan. A Director shall have only a contractual right to benefits, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.
(ii)    The amount of any compensation deemed to be received by a Director pursuant to the Plan shall not constitute compensation with respect to which any other benefits of such Director are determined, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.
(iii)    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company.
(b)    Applicable Law: The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.
(c)    Beneficiary Designation: The Administrator may permit a Director to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of benefits (if any) to which the Director is otherwise entitled in the event of death. In the absence of such designation by a Director, and in the event of the Director’s death, the estate of the Director shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan, and to any additional restrictions deemed necessary or appropriate by the Administrator.
(d)    Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(e)    Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(f)    Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law, unless the Administrator determines otherwise.
(g)    Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Directors, their executors, administrators and permitted transferees and beneficiaries.
(h)    Right of Offset: Notwithstanding any other provision of the Plan or any award conferred under the Plan, the Company may (subject to any Code Section 409A considerations) reduce the amount of any benefit otherwise distributable to or on behalf of a Director by the amount of any obligation of the Director to the Company that is or becomes due and payable.
(i)    Nontransferability: Benefits provided under the Plan shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession (unless the Administrator determines otherwise in accordance with Applicable Law). The designation of a beneficiary in accordance with the Plan does not constitute a transfer.
(j)    Compliance with Recoupment, Ownership and Other Policies: Notwithstanding anything in the Plan to the contrary, the Administrator may at any time and in its discretion provide that any benefits provided under the Plan shall be forfeited and/or recouped if the Director, during service or following termination of service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Director that is determined by the Administrator to be detrimental to the business or reputation of the Company or any affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may at any time require that a Director agree to abide by the any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an affiliate, each as in effect from time to time and to the extent applicable to the Director. Further, each Director shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.
IN WITNESS WHEREOF, this RF Micro Devices, Inc. Director Compensation Plan, as Amended and Restated Effective August 16, 2012, is, by the authority of the Board of Directors of the Company, executed in behalf of the Company as of the 28th day of June, 2012.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
Chief Executive Officer

ATTEST:

/s/ William A. Priddy, Jr.
Secretary/Asst. Secretary

[Corporate Seal]